Subject: Update on our timeline

Hi All,

As local economies begin their recovery, we remain cautious but optimistic in the face of continued uncertainty. Some states that opened early have unfortunately seen spikes of COVID-19 cases leading them to pause or reverse their phased reopening. We expect to see a continued fluctuation in business openings and closures during the course of the pandemic as communities respond to local outbreaks. While the pacing and duration of the recovery are still unknown, the executive team and board feel confident in our ability to withstand the challenges and embrace the opportunities that lie ahead.

The hard steps we took early on have put us in a stronger position, allowing us to follow through on the plan we outlined in April. I’m thrilled to share that we are bringing back nearly all of our furloughed colleagues, and will be restoring employees to 100% pay and time beginning August 10. Of the more than 1,000 furloughed employees, many will return in August as planned, while our sales force is returning on a staggered timeline over a four month period starting this month. I want to acknowledge all of you for sharing in the sacrifice that got Yelp through this period. Your dedication and resilience have not gone unnoticed.

Sadly, this pandemic will remain part of our lives for some time. As I mentioned in my email last week, we expect to continue our remote work posture into the first half of 2021. Our extended office closures have resulted in the elimination of some roles, which means that today we are parting ways with 63 employees, primarily in Workplace and Recruiting.

While the number of impacted individuals may seem small compared to what we went through in April, it doesn’t make it easier to say goodbye to colleagues who have poured their talents and energy into making Yelp the company it is today. I want to sincerely thank those who are leaving us for all they’ve contributed during their time here. We’re committed to supporting them through this transition with severance pay and health insurance reimbursement.

To everyone here, I want to thank you for your continued focus and commitment during what turned out to be some of the most challenging months many of us have experienced in our lifetimes. Seeing our teams be nimble, adapt and innovate quickly to address the unique pain points felt by our community of businesses and users during this time has given me confidence that we will come out of this stronger as a company. From conversations with many of you, I know that I’m not alone when I say that these challenges have given us a renewed sense of purpose as we continue on our mission to connect people with great local businesses.

Jeremy

Cautionary Statement Regarding Forward-Looking Statements
The above communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to COVID-19 and its impact on the economy, consumers, local businesses, Yelp Inc. (the “Company”) and demand for its products, including the duration thereof; the recovery of local economies from COVID-19 and the resulting impact on the Company; and the Company’s financial position (including its ability to withstand the challenges and embrace the opportunities related to the COVID-19 recovery), its plans to return furloughed employees and reverse salary reductions, including the timing thereof, and the expected impact of such efforts. Forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those predicted or implied by such forward-looking statements.
Factors that could cause or contribute to such differences include, among others, (x) the impact of fears or actual outbreaks of disease, changes in consumer behavior, economic conditions, governmental actions, actions of competitors and other factors beyond the Company’s control; and (y) those factors that could affect the Company’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Undue reliance should not be placed on the forward-looking statements in the above communication, which are based on information available to the Company as of the date hereof.